FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST Amendment to Credit Agreement (the "Amendment") is made and entered into as of October 22, 2001, by and between UNITED CALIFORNIA BANK formerly known as SANWA BANK CALIFORNIA (the "Bank") and APPLIED SIGNAL TECHNOLOGY, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of September 18, 2000, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. Additional Provision for Blanket Lien. A new Section 9 is added to the Agreement which reads as follows:

9.1 The Collateral: To secure payment and performance of all the Borrower’s Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants the Bank a security interest in and to all of the following property ("Collateral") and shall execute a separate Security Agreement to include all assets and other descriptions of personal property, including the authorization and consent to file without signature UCC forms to perfect any of the property of the Borrower:

Accounts. All accounts, contract rights and general intangibles now owned or hereafter created or acquired by the Borrower, including, but not limited to, all receivables, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights and copyright applications, customer lists, business records and computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral.

Equipment. All goods now owned or hereafter acquired by the Borrower or in which the Borrower now has or may hereafter acquire any interest, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof (the "Equipment").

Documents. All documents, instruments and chattel paper now owned or hereafter acquired by the Borrower, including, but not limited to, warehouse and other receipts, bills of sale and bills of lading.

Monies. All monies, deposit accounts, certificates of deposit and securities of the Borrower now or hereafter in the Bank’s or its agents’ possession.

Investment Property. Those shares of stock, bonds, indentures, negotiable and nonnegotiable securities, mutual funds, and annuities in the possession of the Bank, together with all proceeds thereof, including but not limited to, warrants, options, stock rights, rights to subscribe, liquidating dividends, cash dividends, payments, dividends paid in stock, new securities or other property derived therefrom or to which the Debtor may become entitled to receive on account thereof.

Government Contracts. Any and all rights to receive monies under any government contracts with any federal, state, county or city, or any of their agencies, departments, or divisions, and such rights shall be perfected by obtaining an acknowledgement from such contracting parties authorized representative if required by Bank.

The Bank’s security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

The security interest granted to Bank in the Collateral shall not secure or be deemed to secure any Indebtedness of the Borrower to the Bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statutes.

2. Waiver of No Quarterly Losses. Section 5.2 (iv) of the Agreement is waived for the periods January 31, 2001 and May 4, 2001 and this one time only waiver shall not be deemed to waive any future violations.

3. Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

4. Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

5. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.